EXHIBIT 23.5

CONSENT OF KLH CONSULTING

INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER

I consent to the incorporation by reference in this Registration Statement on Form S-3 of Legend Oil and Gas, Ltd. of my report dated May 19, 2011 (effective as of December 31, 2010).

/s/ Kenton L. Hupp
Licensed Petroleum Engineer

Wichita, Kansas

November 23, 2011